Exhibit 99.2

Raser Technologies Inc. Form SB-2 Registration Statement

Declared Effective by Securities and Exchange Commission

PROVO, Utah—(BUSINESS WIRE)—May 4, 2005—Raser Technologies Inc. (OTCBB: RSTG—News; “Raser” or the “company”), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies, announced that it has received notice from the U.S. Securities and Exchange Commission (SEC) that the company’s recently filed Form SB-2 Registration Statement is effective today with no review. The Registration Statement pertains to Raser’s private placement, completed on April 11, 2005.

Jonathan T. Reid, general counsel for Raser, said, “We are pleased to move forward in an efficient manner to meet our registration obligation to our recent investors. The approval of the Registration Statement highlights the focus and strength of our management and legal team and is another positive step for the company.”

About Raser Technologies

Formed in 2003, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron(TM) technologies more efficiently harnesses electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies Inc. may be found at www.rasertech.com.

Contact:

Raser Technologies, Inc.

William Dwyer, 801-765-1200 (Investors)

investorrelations@rasertech.com

or

ISD, Inc.

Jody Janson, 585-232-5440

jody@istockdaily.com

www.istockdaily.com